UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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NEW PEOPLES BANKSHARES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEW PEOPLES BANKSHARES, INC.

2 Gent Drive

Honaker, Virginia 24260

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”) to be held on Wednesday, May 26, 2004 at 6:00 p.m. at the main office of New Peoples Bank, 2 Gent Drive, Honaker, Virginia 24260. At the Annual Meeting, you will be asked to elect five directors for terms of three years each. Enclosed with this letter are a formal notice of the Annual Meeting, a Proxy Statement and a form of proxy.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted. Please complete, sign, date and return the enclosed proxy promptly using the enclosed postage-paid envelope. The enclosed proxy, when returned properly executed, will be voted in the manner directed in the proxy.

We hope you will participate in the Annual Meeting, either in person or by proxy.

Sincerely,

/s/ Kenneth D. Hart

Kenneth D. Hart

President and Chief Executive Officer

Honaker, Virginia

April 20, 2004

NEW PEOPLES BANKSHARES, INC.

2 Gent Drive

Honaker, Virginia  24260

___________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

___________________

The Annual Meeting of Shareholders (the “Annual Meeting”) of New Peoples Bankshares, Inc. (the “Company”) will be held on Wednesday, May 26, 2004 at 6:00 p.m. at the main office of New Peoples Bank, 2 Gent Drive, Honaker, Virginia 24260, for the following purposes:

1.

To elect five directors to serve for terms of three years each expiring at the 2007 annual meeting of shareholders; and

2.

To act upon such other matters as may properly come before the Annual Meeting.

Only holders of shares of Common Stock of record at the close of business on March 31, 2004, the record date fixed by the Board of Directors of the Company, are entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors

/s/ Bill Ed Sample

Bill Ed Sample

Secretary

April 20, 2004

NEW PEOPLES BANKSHARES, INC.

2 Gent Drive

Honaker, Virginia  24260

PROXY STATEMENT

This Proxy Statement is furnished to holders of the common stock, par value $2.00 per share (“Common Stock”), of New Peoples Bankshares, Inc. (the “Company”), in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the 2004 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Wednesday, May 26, 2004 at 6:00 p.m. at the main office of New Peoples Bank, 2 Gent Drive, Honaker, Virginia 24260, and any duly reconvened meeting after adjournment thereof.

Any shareholder who executes a proxy has the power to revoke it at any time by written notice to the Secretary of the Company, by executing a proxy dated as of a later date, or by voting in person at the Annual Meeting. It is expected that this Proxy Statement and the enclosed proxy card will be mailed on or about April 20, 2004 to all shareholders entitled to vote at the Annual Meeting.

The cost of soliciting proxies for the Annual Meeting will be borne by the Company. The Company does not intend to solicit proxies otherwise than by use of the mails, but certain officers and regular employees of the Company or its subsidiaries, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies. The Company may also reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in forwarding proxy materials to the beneficial owners of shares of Common Stock.

On March 31, 2004, the record date for determining those shareholders entitled to notice of and to vote at the Annual Meeting, there were 6,905,569 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock is entitled to one vote on all matters to be acted upon at the Annual Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

A shareholder may abstain or (only with respect to the election of directors) withhold his or her vote (collectively, “Abstentions”) with respect to each item submitted for shareholder approval. Abstentions will be counted for purposes of determining the existence of a quorum. Abstentions will not be counted as voting in favor of the relevant item.

A broker who holds shares in “street name” has the authority to vote on certain items when it has not received instructions from the beneficial owner. Except for certain items for which brokers are prohibited from exercising their discretion, a broker is entitled to vote on matters presented to shareholders without instructions from the beneficial owner. “Broker shares” that are voted on at least one matter will be counted for purposes of determining the existence of a quorum for the transaction of business at the Annual Meeting. Where brokers do not have or do not exercise such discretion, the inability or failure to vote is referred to as a “broker nonvote.”  Under the circumstances where the broker is not permitted to, or does not, exercise its discretion, assuming proper disclosure to the Company of such inability to vote, broker nonvotes will not be counted as voting in favor of or against the particular matter. “Broker shares” that are not voted on any matter at the Annual Meeting will not be counted for purposes of determining the existence of a quorum.

The Board of Directors is not aware of any matters other than those described in this Proxy Statement that may be presented for action at the Annual Meeting. However, if other matters do properly come before the Annual Meeting, the persons named in the enclosed proxy card possess discretionary authority to vote in accordance with their best judgment with respect to such other matters.

PROPOSAL ONE

ELECTION OF DIRECTORS

The Board of Directors consists of 14 members, five of whom are nominated for election as directors at the Annual Meeting to serve for terms of three years each expiring on the date of the annual meeting of shareholders in 2007. Nine other directors are serving terms that end in either 2005 or 2006, as indicated below.

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of directors. If the proxy is executed in such manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the five nominees named below. If the proxy indicates that the shareholder wishes to withhold a vote from one or more nominees for director, such instructions will be followed by the persons named in the proxy.

Each nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve. If, at the time of the Annual Meeting, any nominee is unable or unwilling to serve as a director, votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. There are no current arrangements between any nominee and any other person pursuant to which a nominee was selected. No family relationships exist among any of the directors or between any of the directors and executive officers of the Company.

The following biographical information discloses each nominee’s age and business experience in the past five years and the year that each individual was first elected to the Board of Directors of the Company or previously to the Board of Directors of New Peoples Bank, Inc. (the “Bank”), the predecessor to and now a wholly owned subsidiary of the Company.

Nominees for Election for Terms Expiring in 2007

Tim W. Ball, 44, is self-employed as a farmer in Honaker, Virginia. He has been a director since 1999.

Michael G. McGlothlin, 52, is an attorney with Michael G. McGlothlin, Attorney-at-Law in Grundy, Virginia. He has been a director since 1998.

Bill Ed Sample, 70, is self-employed as a farmer in Honaker, Virginia. He has been a director since 1998.

Paul R. Vencill, Jr., 62, is the owner of Lebanon Equipment Co. in Lebanon, Virginia. He has been a director since 1998.

B. Scott White, 58, is self-employed as a farmer in Castlewood, Virginia. He has been a director since 1998.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE NOMINEES SET FORTH ABOVE.

Incumbent Directors Whose Terms Expire in 2005

John D. Cox, 47, is the Vice President with Cox Tractor, Inc., a tractor and equipment business, in Kingsport, Tennessee. He has been a director since 1998.

Charles H. Gent, Jr., 44, is self-employed in the logging and farming industry in Honaker, Virginia. He has been a director since 1998.

A. Frank Kilgore, 51, is an attorney with Frank Kilgore, P.C. in St. Paul, Virginia. He has been a director since 1998.

Stephen H. Starnes, 47, is President of Stephen H. Starnes and Associates, Inc. a construction company in Lebanon, Virginia. Prior to July 2003, he was President of Starnes Refrigeration & Air Conditioning, Inc. in Lebanon, Virginia. He has been a director since 1998.

Incumbent Directors Whose Terms Expire in 2006

Joe M. Carter, 66, is General Manager of Daugherty Chevrolet in Clinchport, Virginia. He has been a director since 1998.

Harold Lynn Keene, 49, is President of Keene Carpet, Inc. and Harold Keene Coal Co., Inc. in Honaker, Virginia. He is Chairman of the Board and has been a director since 1998.

John D. Maxfield, 61, is retired. He has been a director since 1998.

Fred W. Meade, 69, is President of Big M Stores, Inc. and West Hills Estates, Inc. in St. Paul, Virginia. He has been a director since 1998.

E. Virgil Sampson, Jr., 63, is the owner of Scott Jewelers in Gate City, Virginia. He has been a director since 1998.

Executive Officers Who Are Not Directors

The following biographical information discloses the age and business experience in the past five years for each of the Company’s executive officers.

Kenneth D. Hart, 56, has served as the Company’s President and Chief Executive Officer since 2001 and the Bank’s President and Chief Executive Officer since 1998.

Frank Sexton, Jr., 54, has served as Executive Vice President and Chief Operating Officer of both the Company and the Bank since December 2003. He had previously served as the Company’s Executive Vice President, Chief Financial Officer and Secretary since 2001 and the Bank’s Executive Vice President and Cashier since 1998.

C. Todd Asbury, 33, has served as Senior Vice President and Chief Financial Officer of both the Company and the Bank since December 2003. He was Vice President and Chief Financial Officer for Albemarle First Bank in Charlottesville, Virginia from 2002 to 2003 and Assistant Vice President and Controller of Albemarle First Bank from 1999 to 2002. Mr. Asbury was a certified public accountant with Brown, Edwards and Company, LLP in Bluefield, West Virginia from 1997 to 1999.

Security Ownership of Management

The following table sets forth, as of March 18, 2004, certain information with respect to beneficial ownership of shares of Common Stock by each of the members of the board of directors, by the executive officer named in the “Summary Compensation Table” below and by all directors and executive officers as a group. Beneficial ownership includes shares, if any, held in the name of the spouse, minor children or other relatives of the individual living in such person’s home, as well as shares, if any, held in the name of another person under an arrangement whereby the director or executive officer can vest title in himself at once or at some future time.

Name	Common Stock Beneficially Owned (1)	Percentage of Class
Tim W. Ball	8,400	*
Joe M. Carter	23,206	*
John D. Cox	47,800	*
Charles H. Gent, Jr.	21,000	*
Kenneth D. Hart	90,466	1.29%
Harold Lynn Keene	31,000	*
A. Frank Kilgore	72,150	1.03%
John D. Maxfield	50,400	*
Michael G. McGlothlin	76,000	1.08%
Fred W. Meade	33,200	*
Bill Ed Sample	26,400	*
E. Virgil Sampson, Jr.	26,176	*
Stephen H. Starnes	32,890	*
Paul R. Vencill, Jr.	58,200	*
B. Scott White	182,800	2.60%

All Directors and Executive Officers as a group (17 persons)	822,170	11.69%

________________

*

Percentage of ownership is less than one percent of the outstanding shares of Common Stock.

(1)

Amounts disclosed include shares of common stock that certain directors have the right to acquire upon the exercise of stock options exercisable within 60 days, as follows:  Each of the 14 directors, 6,000 shares; Mr. Hart, 25,500 shares; and all directors and executive officers as a group, 130,500 shares.

Security Ownership of Certain Beneficial Owners

As of March 31, 2004, there are no persons known to the Company that beneficially own five percent or more of the outstanding shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock, to file with the Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of Common Stock. Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file. In the last two years, however, the mechanisms that were designed to be in place to assist with the timely filing of Section 16(a) reports inadvertently led to the failure to file a number of reports. The Company has since taken steps to implement procedures in order to facilitate the timely filing of all future required reports.  The Company reports the following: each director failed to file Form 4s to report grants of stock options in both January 2002 and January 2003; Mr. Cox failed to file a Form 4 to report a purchase of Common Stock in February 2002; Mr. Maxfield failed to file a Form 4 to report a purchase of Common Stock in April 2002; Mr. Kilgore failed to file Form 4s to report 16 transactions involving Common Stock from April 2002 to February 2003; Mr. Carter failed to file Form 4s to report two purchases of Common Stock in August 2002; Messrs. Gent, Keene, McGlothlin, Meade, Sampson and Starnes each failed to file a Form 4 to report a purchase of Common Stock in February 2003; Mr. Vencill failed to file a Form 4 to report a purchase of Common Stock in March 2003; Messrs. Hart and Sexton each failed to file Form 4s to report grants of stock options in both January 2002 and January 2003; and Mr. Asbury filed late his Form 3 when he became an executive officer. Corrective filings are being made.

CORPORATE GOVERNANCE AND

THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.

Code of Ethics

The Board of Directors has approved a Code of Ethics for the Company’s senior officers who have financial responsibilities. The Code of Ethics is designed to promote, among other things, honest and ethical conduct, proper disclosure of financial information in the Company’s periodic reports, and compliance with applicable laws, rules and regulations by the Company’s senior officers who have financial responsibilities. A copy of the Code of Ethics is attached as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

Board and Committee Meeting Attendance

There were 12 meetings of the Board of Directors in 2004. Each of the Company’s directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees on which the director served, except Messrs. Ball, Kilgore and Starnes.

Committees of the Board

The Company has an Audit Committee and a Compensation Committee. The Company does not have a standing Nominating Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company. The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter is set forth in Appendix A to this Proxy Statement.

The members of the Audit Committee are Messrs. Cox, Gent and Keene.  Mr. Carter was a member of the Audit Committee until April 2004.  The Board in its business judgment has determined that all of the members of the Audit Committee are independent as defined by the standards of the National Association of Securities Dealers, Inc. (the "NASD").  The Board of Directors also has determined that all of the members of the Audit Committee have sufficient knowledge in financial and auditing matters to serve on the Audit Committee and that Mr. Keene qualifies as an audit committee financial expert as defined by SEC regulations.

The Audit Committee held four meetings in 2003. For additional information regarding the Audit Committee, see “Audit Information – Audit Committee Report” below.

Personnel Committee

The Personnel Committee acts as the compensation committee of the Company and the Bank and reviews management’s performance and compensation, and reviews and sets guidelines for compensation of all employees. All decisions by the Personnel Committee relating to the compensation of the Company’s executive officers are reported to the full Board of Directors.

The members of the Personnel Committee are Messrs. Cox, Kilgore, Meade, Vencill and Sampson, all of whom the Board in its business judgment has determined are independent as defined by the NASD’s standards. The Personnel Committee held one meeting in 2003. For additional information regarding the Personnel Committee, see “Personnel Committee Report on Executive Compensation” below.

Director Nomination Process

The Company has not yet formally created a standing nominating committee. The Board does not believe it needs a separate nominating committee because the Board is comprised predominantly of independent directors (as that term is defined in the NASD’s standards) and has the time and resources to perform the function of selecting board nominees. When the Board performs its nominating function, the Board acts in accordance with the Company’s Articles of Incorporation and Bylaws but does not have a separate charter related to the nomination process.

Shareholders entitled to vote for the election of directors may submit candidates for consideration by the Company if the Company receives timely written notice, in proper form, for each such recommended director nominee. If the notice is not timely and in proper form, the nominee will not be considered by the Company. To be timely for the 2005 annual meeting, the notice must be received within the time frame set forth in “Proposals for 2005 Annual Meeting of Shareholders” below. To be in proper form, the notice must include each nominee’s written consent to be named as a nominee and to serve, if elected, and information about the shareholder making the nomination and the person nominated for election. These requirements are more fully described in Article III, Section 16 of the Company’s Bylaws, a copy of which will be provided, without charge, to any shareholder upon written request to the Secretary of the Company, whose address is Post Office Box 1810, Honaker, Virginia  24260.

The Company’s independent directors consider, at a minimum, the following factors in recommending to the Board potential new directors, including candidates submitted by shareholders, or the continued service of existing directors:

•

the ability of the prospective nominee to represent the interests of the shareholders of the Company;

•

the prospective nominee’s standards of integrity, commitment and independence of thought and judgment;

•

the prospective nominee’s ability to dedicate sufficient time, energy and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•

the extent to which the prospective nominee contributes to the range of talent, skill and expertise appropriate for the Board of Directors.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders. Ten of the directors attended the 2003 annual meeting of shareholders.

Communications with Directors

Any director may be contacted by writing to him c/o Post Office Box 1810, Honaker, Virginia  24260. Communications to the directors as a group may be sent to the same address, c/o the Secretary of the Company. The Company promptly forwards, without screening, all such correspondence to the indicated directors.

Director Compensation

The Company currently pays each of its directors $200 per month for his service on its board of directors. In addition, in each of December 2001, January 2003, and January 2004 the Company granted each director options to purchase 2,000 shares of Common Stock. These options, which the Company granted under its 2001 Stock Option Plan, are immediately exercisable and have exercise prices of $7.50, $10.00, and $10.00, respectively, per share and have a term of 10 years.

EXECUTIVE COMPENSATION AND RELATED PARTY TRANSACTIONS

Personnel Committee Report on Executive Compensation

The Personnel Committee (the “Committee”) of the Board of Directors has furnished the following report on executive compensation.

The Committee, which is composed of non-employee directors of the Company listed below, recommends to the Board of Directors the annual salary levels to be paid to the executive officers of the Company and the Bank. Currently, the individuals serving as Chief Executive Officer and executive officers of the Company also serve in the same capacities, respectively, for the Bank. These officers are presently compensated for services rendered by them to the Bank, but not for services rendered by them to the Company. The Committee also makes recommendations to the Board of Directors with respect to other compensation-related matters.

The Committee has developed and implemented compensation policies and plans that seek to enhance the profitability of the Company and maximize shareholder value by aligning closely the financial interests of its senior officers with those of its shareholders. The policies are designed to provide competitive levels of compensation to attract and retain corporate officers and key employees with outstanding abilities and to motivate them to perform to the full extent of their abilities. The components of the compensation of executive officers of the Company and the Bank are salaries and bonuses paid by the Bank and long-term incentives through stock options granted by the Company.

The performance of the Company, in general, is considered in determining the amount of annual salary increases. The Committee sets base salaries at levels competitive with amounts paid to senior executives with comparable qualifications, experience and responsibilities after comparing salary ranges of similarly sized banks located in Virginia. The Virginia Bankers Association Salary Survey of Virginia Banks is used for comparison of salaries paid for similar positions and responsibilities. In addition, based on the performance of the Company, both in growth and performance, the Committee sets annual bonuses at the same level for all employees, including the Chief Executive Officer.

The Committee approves the Chief Executive Officer’s annual salary based on the above criteria and its assessment of both the Chief Executive Officer’s past performance and expected future contributions in leading the Company and the Bank. In addition to the internal measures above, the Board of Directors also reviews the financial performance of the Company in relation to peer group averages. A subjective approach is used in its evaluation of these factors, and therefore the Committee does not rely on a formula or weights of specific factors.

The stock option plan is intended to provide a means for selected key employees of the Company and the Bank to increase their personal financial interest in the Company, thereby stimulating the efforts of these employees and strengthening their desire to remain with the Company. The stock option plan permits the award of incentive stock options and non-qualified stock options to directors and eligible officers and key employees. The Board of Directors makes grants under the stock option plan on a discretionary basis, taking into consideration the respective scope of accountability and contributions of each director and employee, including the Chief Executive Officer, to the Company and the Bank.

Members of the Personnel Committee

A. Frank Kilgore

Fred W. Meade

E. Virgil Sampson, Jr.

Paul E. Vencill, Jr.

Compensation Committee Interlocks and Insider Participation

No member of the Personnel Committee is a current or former executive officer of the Company or any of its subsidiaries. Messrs. Kilgore and Sampson, however, have both served as the Chairman of the Board of Directors in recent years. This position is considered an officer of the Company under its Bylaws, but neither director is involved in the day-to-day activities of the Company or the Bank or otherwise considered an executive officer of the Company.

Executive Compensation

The following table shows, for the fiscal years ended December 31, 2003, 2002 and 2001, the cash compensation that the Company and the Bank paid, as well as certain other compensation paid or accrued for those years, to the named executive officer in all capacities in which he served:

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Securities Underlying Options (#)(1)	All Other Compensation(2)
Kenneth D. Hart President and Chief Executive Officer	2003 2002 2001	150,000 125,000 112,500	7,500 6,250 5,625	* * *	7,500 -- 13,000	10,426 6,226 5,045

___________________

*

All benefits that might be considered of a personal nature did not exceed the lesser of $50,000 or 10% of total annual salary and bonus.

(1)

All share amounts have been adjusted to reflect a two-for-one stock split in January 2002.

(2)

Amounts represent matching contributions under the Bank’s defined contribution plan.

Stock Options

The following table sets forth for the year ended December 31, 2003, the grants of stock options to the named executive officers.

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in 2003(%)(2)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5%($)	10%($)
Kenneth D. Hart	7,500	14.56%	10.00	12/31/12	47,167	119,531

____________________

(1)

Stock options were granted at the market value of the shares of Common Stock at the grant date. The grants are exercisable immediately after they are granted.

(2)

Options to purchase 51,500 shares were granted to employees and 28,000 shares were granted to the directors during the year ended December 31, 2003.

Mr. Hart did not exercise any stock options during 2003. The following table sets forth the amount and value of stock options that Mr. Hart held as of December 31, 2003:

Fiscal Year End Option Values

Name	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End ($)(1)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth D. Hart	20,500	--	32,500	--

_____________________

(1)

The value of in-the-money options at fiscal year end was calculated by determining the difference between the fair market value of a share of Common Stock as reported to the Company on December 31, 2003 and the exercise price of the options.

The following table sets forth information as of December 31, 2003, with respect to compensation plans under which shares of Common Stock are authorized for issuance.

Equity Compensation Plan Information

Plan Category	Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (1)
Equity Compensation Plans Approved by Shareholders:
2001 Stock Option Plan	319,966	$8.12	567,500

Equity Compensation Plans Not Approved by Shareholders(2)	--	--	--
Total	319,966	$8.12	567,500

__________________

(1)

Amounts exclude any securities to be issued upon exercise of outstanding options, warrants and rights.

(2)

The Company does not have any equity compensation plans that have not been approved by shareholders.

Transactions with Management

On December 18, 2002, the Bank entered into a salary continuation agreement with Kenneth D. Hart. The agreement provides that the Bank will pay Mr. Hart, upon the termination of his employment on or after his 65th birthday for reasons other than his death, $59,063 per year for 15 years. The Bank’s Board of Directors has the sole discretion to increase this benefit. The agreement provides for alternative benefits in the event that his employment terminates prior to his 65th birthday (except for termination for cause) for reasons such as death, disability or a change of control of the Bank.

Some of the Company’s directors and officers are at present, as in the past, customers of the Bank, and the Bank has had, and expects to have in the future, banking transactions in the ordinary course of its business with these directors and officers and their affiliates, on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. These transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

A. Frank Kilgore is the sole member of the law firm of Frank Kilgore, P. C.  The Company engaged Mr. Kilgore’s law firm to perform legal services for the Company and its subsidiaries during 2003 and expects to continue this engagement during 2004.

STOCK PERFORMANCE

There currently is no public trading market for shares of Common Stock. The Company, however, is frequently informed of the sales price at which shares of Common Stock are exchanged in privately negotiated transactions. Because shares of Common Stock are not listed or traded on an exchange or in the over-the-counter market, the Company cannot be certain that the prices at which such shares have historically sold are not higher than the prices that would prevail in an active market where securities professionals participate.

The following graph compares the Company’s cumulative total shareholder return on its Common Stock (and the Bank’s common stock prior to the holding company reorganization), assuming an initial investment of $100, with the cumulative total return on the S&P 500 and the cumulative total return on a Company-constructed peer group index (consisting of Guaranty Financial Corporation, Pinnacle Bankshares Corporation, Potomac Bancshares, Inc., Summit Financial Group, Inc., Valley Financial Corporation and Virginia National Bank), as of December 31st of each year since the Bank commenced operations on October 28, 1998. The Company selected the companies in the peer group index in its good faith belief that these public companies are most similar to the Company’s business. Unlike shares of Common Stock, however, the stock of each of the companies in the peer group is listed or traded on an exchange or in the over-the-counter market. As a result, the comparisons presented in the following graph do not reflect similar market conditions.

CUMULATIVE TOTAL RETURN ON COMMON STOCK
		At December 31
	October 28, 1998	1998	1999	2000	2001	2002	2003
New Peoples Bankshares, Inc.	$100.00	$100.00	$100.00	$150.00	$200.00	$400.00	$400.00
S&P 500	$100.00	$115.40	$139.68	$126.97	$111.87	$ 87.15	$104.11
Peer Group Index	$100.00	$105.79	$122.05	$112.19	$124.07	$162.38	$267.77

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed the firm of Brown, Edwards and Company, L.L.P. (“Brown, Edwards”) as independent public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2004.

On December 18, 2002, the Company approved the dismissal of S.B. Hoover & Co., LLP (“S.B. Hoover”), and the selection of Brown, Edwards, as its independent certified public accountants. S.B. Hoover served as the independent certified public accountants for the year ended December 31, 2002 and audited the financial statements of the Company for that fiscal year. In addition, S.B. Hoover will continue to provide the Company and the Bank with income tax preparation and consulting services for the fiscal year ended December 31, 2003.

S.B. Hoover’s report on the Company’s consolidated financial statements during the 2001 and 2002 fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The change in accountants was recommended by the Audit Committee and approved by the Board of Directors. During the 2001 and 2002 fiscal years, there were no disagreements between the Company and S.B. Hoover on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of S.B. Hoover, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.

Representatives of Brown, Edwards and S.B. Hoover are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

AUDIT INFORMATION

The Audit Committee operates under a written charter that the Board of Directors has adopted. The members of the Audit Committee are independent as that term is defined in the NASD’s standards.

Fees of Independent Public Accountants

Audit Fees

The aggregate fees billed by Brown, Edwards for professional services rendered for the audit of the Corporation’s annual financial statements for the fiscal year ended December 31, 2003, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for that fiscal year were $41,000. The aggregate fees billed by S.B. Hoover for professional services rendered for the audit of the

Corporation’s annual financial statements for the fiscal year ended December 31, 2002, and for the review of the financial statements included in the Corporation’s Quarterly Reports on Form 10-Q, and services that are normally provided in connection with statutory and regulatory filings and engagements, for that fiscal year were $73,703.

Audit Related Fees

The aggregate fees billed by Brown, Edwards for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2003 were $8,250. The aggregate fees billed by S.B. Hoover for professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s financial statements and not reported under the heading “Audit Fees” above for the fiscal year ended December 31, 2002 were $8,370. During 2003 and 2002, these services included the performance of audits and attest services not required by statute or regulations, audits of the Company’s benefit plan, and accounting consultations regarding the application of generally accepted accounting principles to proposed transactions.

Tax Fees

The aggregate fees billed by S.B. Hoover for professional services for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 were $11,376 and  $3,428, respectively. During 2003 and 2002, these services generally included preparation of tax returns, as well as tax compliance, tax advice, and tax planning services. There were no fees billed by Brown, Edwards for any such services during 2003 or 2002.

All Other Fees

The aggregate fees billed by Brown, Edwards for all other services rendered to the Corporation for the fiscal year ended December 31, 2003 were $17,225. These services included assessments of the Bank’s compliance with Bank Secrecy Act regulations and the Information Technology system. The aggregate fees billed by S.B. Hoover for all other services rendered to the Corporation for the fiscal years ended December 31, 2003 and 2002 were $25,005 and $5,719, respectively. These services included regulatory filing assistance and preparations.

Pre-Approved Services

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Brown, Edwards was compatible with the maintenance of that firms’ independence in the conduct of their auditing functions. The Audit Committee has a policy that provides for the pre-approval of all services to be provided by its independent auditor.

Audit Committee Report

Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed with management and Brown, Edwards, the Company’s independent auditor for 2003, the audited financial statements. The Audit Committee has discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1

(Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Members of the Audit Committee

John D. Cox

Charles H. Gent, Jr.

Harold Lynn Keene (Chairman)

PROPOSALS FOR 2005 ANNUAL MEETING OF SHAREHOLDERS

Under the regulations of the SEC, any shareholder desiring to make a proposal to be acted upon at the 2005 annual meeting of shareholders must cause such proposal to be received, in proper form, at the Company’s principal executive offices at 2 Gent Drive, Honaker, Virginia 24260, no later than December 21, 2004, in order for the proposal to be considered for inclusion in the Company’s Proxy Statement for that meeting.

The Company’s Bylaws also prescribe the procedure that a shareholder must follow to nominate directors or to bring other business before shareholders’ meetings outside of the proxy statement process. For a shareholder to nominate a candidate for director at the 2005 annual meeting of shareholders, notice of nomination must be received by the Secretary of the Company no later than March 21, 2005. The notice must describe various matters regarding the nominee and the shareholder giving the notice. For a shareholder to bring other business before the 2005 annual meeting of shareholders, notice must be received by the Secretary of the Company no later than March 21, 2005. The notice must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company’s Bylaws, without charge, upon written request to the Secretary of the Company.

OTHER MATTERS

THE COMPANY’S 2003 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”) IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 (EXCLUDING EXHIBITS) (THE “FORM 10-K”), AS FILED WITH THE SEC, MAY ALSO BE OBTAINED WITHOUT CHARGE BY WRITING TO THE SECRETARY OF THE COMPANY, WHOSE ADDRESS IS POST OFFICE BOX 1810, HONAKER, VIRGINIA  24260. NEITHER THE ANNUAL REPORT NOR THE FORM 10-K IS PART OF THE PROXY SOLICITATION MATERIALS.

Appendix A

New Peoples Bankshares, Inc.

AUDIT COMMITTEE CHARTER

April 14, 2004

Purpose

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company’s financial statements and its financial reporting and disclosure practices, (2) the appointment, compensation, and oversight of the independent accountants of the Company, (3) the soundness of the Company’s systems of internal controls regarding finance and accounting compliance, (4) the independence and performance of the Company’s internal audit staff, and (5) compliance with applicable legal, ethical, and regulatory requirements.

The committee may adopt such policies and procedures as it may deem necessary or appropriate to carry out its responsibilities under this charter.

Composition

The Audit Committee shall be composed of at least three, and no more than five, independent board members, designated by the full Board of Directors. Committee members shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment. The members of the committee may designate a Chair by majority vote of the full committee membership.

Each committee member shall be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

Meetings

The Audit Committee shall meet at least quarterly. Additional meetings shall be scheduled as considered necessary by the committee or at the request of the independent accountants. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary. Committee meeting agendas shall be prepared with input from committee members. The committee shall maintain minutes or other records of meetings and activities of the audit committee. The committee, through the committee Chair, shall report periodically, as deemed necessary, but at least semiannually, to the full board.

1

Responsibilities and Duties

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality. Accordingly, the following will be included in the responsibilities of the audit committee:

A.

Review and assess the Company’s system of internal controls for detecting accounting and financial reporting errors, fraud and defalcations, legal violations, and non-compliance with the corporate code of conduct.

B.

Review and assess the Company’s system relating to compliance with laws and regulations to which it is subject.

C.

Review and assess the Company’s system of loan review for compliance with the loan policy, ensuring the quality of loans, and the adequacy of the allowance for loan losses.

To fulfill its responsibilities and duties the audit committee shall:

1.

Provide and maintain an open avenue of communication between management, the internal auditor, the independent accountants, the loan review officer, the compliance officer and the Board of Directors.

2.

Review and assess the adequacy of the committee charter annually, or as conditions dictate, requesting board approval for proposed changes, and ensure appropriate disclosure as may be required by law or regulation.

3.

Recommend to the Board of Directors the selection of the independent accountants for approval. On an annual basis, the committee shall review all significant relationships the accountants have with the bank to determine the accountants’ independence.

4

Preapprove all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for permissible non-audit services that are subsequently approved by the committee.  (The committee may delegate to one or more designated members of the committee the authority to grant such pre-approvals.)

5

Review the independence, qualifications, and performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

6

Obtain a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, discuss with the auditors any relationships or non-audit services that may affect their objectivity or independence.

2

7.

Provide a medium for the external auditors to discuss with the audit committee their judgments about the quality, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company.

8.

Prepare a report to be included in the proxy statement that discloses the following:

•

Whether the audit committee has reviewed and discussed the audited financial statements with management.

•

Whether the audit committee has discussed with the independent auditors the matters required to be discussed by SAS No. 61, Communication with Audit Committees, as amended.

•

Whether the audit committee has received the written disclosures and the letter from the independent auditors required by ISB Standard No. 1, Independence Discussions with Audit Committees, and has discussed with the auditors the auditor’s independence.

•

Whether the audit committee, based on the above reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s Form 10-K for the last fiscal year.

•

Name of each member of the audit committee.

9.

Consider and review the budget and staffing for the internal audit department, and concur in the appointment, replacement, reassignment or dismissal of the internal audit positions.

10.

Review the internal audit and the loan review functions, including the independence and authority of their reporting obligations, the proposed plans for the coming year, and the coordination of such plans with the independent auditors.

11.

Review with the internal audit staff, the loan review officer, and the independent accountant the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

12.

Review any related significant findings and recommendations of the independent accountant, internal auditors, loan review officer, and the compliance officer together with management’s responses thereto.

13.

The audit committee shall report to the Board of Directors any significant findings and required actions.

14.

Consider and review with the independent accountant and the internal auditors the adequacy of the Company’s internal controls including computerized information system controls and security.

15.

Review with management and the independent accountants the annual financial statements before they are released to the public or filed with the SEC, including, without limitation, significant accounting principles, financial reporting issues and judgments made in connection with the preparation of the financial statements, critical accounting practices and practices to be used, and alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

16.

Review with management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the committee may represent the entire committee for purposes of this review.

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17.

Review disclosures made by the CEO and CFO during the Forms 10-K and 10-Q certification process concerning significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

18.

Consider and approve, if appropriate, major changes to the Company’s auditing and accounting principles and practices as suggested by the independent accountants, management, regulatory examiners, or the internal auditing department.

19.

Consider and review with management, the independent accountants, and the internal audit staff any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information, and any changes required in the planned scope of their audit plan.

20.

Have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities, and be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

21.

Establish and maintain procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by the employees of the Company of concerns regarding questionable accounting or auditing practices.

22.

Perform such other functions as it deems appropriate to further the purposes of this charter and as may be assigned by law, the Company’s charter or bylaws, or the Board of Directors.

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[FORM OF DEFINITIVE PROXY]

New Peoples Bankshares, Inc.

Annual Meeting of Shareholders – May 26, 2004

Proxy Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Shelia Street and Sandy Slaughter, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters that may properly be brought before such meeting, all shares of Common Stock that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of New Peoples Bankshares, Inc. (the “Company”), to be held at the main office of the Company, 2 Gent Drive, Honaker, Virginia on May 26, 2004, at 6:00 p.m., local time, or any adjournments thereof, for the following purposes:

1.

To elect as directors Tim W. Ball, Michael G. McGlothlin, Bill Ed Sample, Paul R. Vencill, Jr., B. Scott White for terms of three years each expiring at the 2007 annual meeting of shareholders.

[   ]  FOR nominees

[   ]  WITHHOLD AUTHORITY to

       (except as written on the line below)

                      vote for all nominees listed below

(INSTRUCTION:  To withhold authority to vote for any individual nominee listed above, write that nominee’s name on the space provided below.)

2.

To transact such other business as may properly come before the Annual Meeting.

[CONTINUED ON BACK]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER.  IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN ITEM 1.

Date:  _____/______/________

  Sign Here ______________________________

  Sign Here ______________________________

  Sign Here ______________________________

  Sign Here ______________________________

(If signing as Attorney, Administrator, Executor,

Guardian or Trustee, please add your title as such.)

PLEASE MARK, SIGN EXACTLY AS IT APPEARS ON CERTIFICATE, DATE AND RETURN PROMPTLY.  JOINT OWNERS MUST EACH SIGN.

*      *      *      *      *